SCHEDULE 14A (Rule 14a-101)
                         INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

                        Proxy Statement Pursuant to Section 14(a)
                         of the Securities Exchange Act of 1934

Check the appropriate box

[  ]	Preliminary Proxy Statement
[  ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      5(d) (2))
[x]	Definitive Proxy Statement

                               FOOD TECHNOLOGY SERVICE, INC.
                      (Name of Registrant as specified in its Charter)
     (Name of person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):
[x]	No fee required.
[  ]	Fee computed on table below per Exchange Act Rules 14a-5(g) and 0-11.
-------------------------------------------------------------------------------
(1)	Title of each class of securities to which transaction applies:

(2)		Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
(4)	Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
(5)	Total fee paid:
-------------------------------------------------------------------------------
[  ]	Fee paid previously with preliminary materials.
[  ]	Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
-------------------------------------------------------------------------------
(2)	Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
(3)	Filing Party:
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(4)	Date Filed:
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                           FOOD TECHNOLOGY SERVICE, INC.
                              502 Prairie Mine Road
                             Mulberry, Florida 33860

April 9, 2002

Dear Shareholder:

On behalf of the Board of Directors, you are cordially invited to attend
The 2002 Annual Meeting of the Shareholders of Food Technology Service, Inc., to be held on May 14, 2002, at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813. At the meeting, you will hear a report on our operations and have an opportunity to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement provides more information concerning the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Your vote is important and the Company's management team would greatly appreciate your attendance at the Annual Meeting. We hope you will plan to attend the stockholders' meeting, however, in order that we may be assured of a quorum, we urge you to sign and return the enclosed proxy in the postage-paid envelope provided as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy.


I look forward to seeing you at the 2002 Annual Meeting of Shareholders, and I sincerely hope you will be able to attend.



Very truly yours,


/s/ Richard G. Hunter
---------------------------
Richard G. Hunter
President

















                          FOOD TECHNOLOGY SERVICE, INC.
                             502 Prairie Mine Road
                            Mulberry, Florida 33860

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     	                      To Be Held May 14, 2002



TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:


NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the "Company") will be held at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813, on May 14, 2002, at 9:00 am., local time, to act on the following matters:

     To elect five (5) persons to serve as directors of the Company until the 2003 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

     To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on March 29, 2002, are entitled to receive notice of, and to vote at the Annual Meeting.

     Please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the meeting in person. Instructions are included with the proxy card. If you attend the annual meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.




By Order of the Board of Directors


/s/ Richard G. Hunter
---------------------------
President
April 9, 2002
Mulberry, Florida











                          FOOD TECHNOLOGY SERVICE, INC.
                             502 Prairie Mine Road
                             Mulberry, Florida 33860

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 14, 2002

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to the holders ("Shareholders") of the common shares, par value $01 per share (the "Common Shares"), of Food Technology Service, Inc., a Florida corporation (the "Company") in connection with the 2002 Annual Meeting of Shareholders to be held on May 14, 2002, at 9:00 am. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813.

This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 9, 2002.

     At the Annual Meeting, Shareholders will be asked to consider and vote on the election of five (5) persons to serve as directors on the Board. The Shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

A copy of the Company's Annual Report for 2001 is enclosed.

                                VOTING SECURITIES

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on March 29,2002, as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On March 29, 2002, there were 10,496,837 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as directors.

                                ELECTION OF DIRECTORS

The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated five
(5) persons to stand for election as a Director, to serve until the 2003 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five
(5) years or more, and other biographical information.

Richard G. Hunter, Ph.D. was elected President, Chief Executive Officer and Director September 11, 2001, replacing Pete Ellis who retired. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001and Assistant State Health Officer from 1989 to 1995.

Thomas J. Daw has served as a Director since July 19, 2000 and currently acts as Chairman. He brings over 40 years of sales and marketing experience with ConAgra and Rath Packaging Company. He designed and implemented ConAgra's successful "CountryPride" brand of fresh prepackaged poultry. He served as Vice President of Sales of the ConAgra Butterball Division. Prior to retirement after 22 years with the company, he was Vice President of ConAgra's eastern Retail Division.

Frank M. Fraser served as a director of the Company from May 1992 through September 1993. He was reelected as a director in July 1996. He is presently retired. He was Vice President of Market Development at Nordion. In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now MDS Nordion) as a project engineer. He is a Director of the Canadian Irradiation Centre Laval, Quebec. He is also the Canadian delegate to the international Consultative Group on Food Irradiation and has chaired the International Meeting on Radiation Processing.

David Nicholds has served as a director of the Company since September 1998. He is the Vice President, General Counsel and Corporate Secretary of MDS
Nordion. He joined MDS Nordion in 1989. He is a board director for a number of companies in North America and Europe and has been involved in corporate governance and the irradiation industry for many years.

John T. Sinnott, M.D., F.A.C.P. received his medical degree from the University of South Alabama College of Medicine in 1978. Since 1991 he has been Director of the Microbiology laboratory, South Florida Regional Bone and Tissue Bank, Tampa, Florida. He is also a Professor in the Department of Pediatrics; an Associate Professor of Surgery; Director of Infectious Diseases and Tropical Medicine, Department of Internal Medicine; and a member of the Teaching Faculty, Center for HIV Education and Research with the University of South Florida College of Medicine.

Except with respect to Mr. Nicholds, who is the appointee of MDS Nordion, (See "Certain Relationships and Related Transactions"), there are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Compensation of Directors

On March 1, 2001, the Board of Directors approved a compensation package to "outside" directors by granting them options to purchase 6,000 shares annually and $500 cash per board meeting. The options, which expire five years from the date of grant, are exercisable at the fair market value on the date of grant. In addition, the Chairman received an additional option to purchase 10,000 shares. During the year ended December31, 2001, the Company granted options to purchase 22,000 shares to Messrs. Fraser and Daw. Such options are exercisable at $1.375 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.




Executive Officers' Compensation

The following table is a summary of the cash and non-cash compensation paid to or accrued for the past two fiscal years for the Company's Chief Executive Officer. There are no other Officers or individuals whose compensation exceeded $100,000 for the year ended December31, 2001.

                            Summary Compensation Table
-------------------------------------------------------------------------------

                                                       	Long-Term
                 Annual Compensation                   Compensation Awards
       ----------------------------------------       -------------------------

                                                                     Securities
Name and                     Fiscal                   Restricted     Underlying
Principal Position	      Year	      Salary	 Stock	    Options
------------------            ------      -------     ----------     ----------
Richard G. Hunter (1)
President and
Chief Executive Officer	        2001	$32,692      100,000        100,000

E. W. Ellis (2)
President and
Chief Executive Officer	        2001	$70,000
                                2000	$70,000
                                1999	$70,000


(1)	Dr. Hunter assumed the position of President & CEO on September 11, 2001.
      On September 1, 2001, the Company entered into a five-year employment agreement with Dr. Hunter, which provides for an annual compensation of $100,000. Dr. Hunter received 20,000 shares of the Company's common stock upon commencement of employment and was granted a sixty-day option to purchase 80,000 additional shares at $1.40 per share, the market price
 	on the date of grant. The Company loaned Dr. Hunter the amount necessary to purchase the 80,000 shares. The loan is forgivable in amounts of 25% on each of the first four anniversaries of employment. Dr. Hunter also received options to purchase 100,000 shares of the Company's common stock exercisable at $1.47 per share, the fair market value on the date of grant. The options vest as to 20% on each anniversary of employment.

(2) Mr. Ellis announced his retirement in September 2001 but continued his employment until December 9, 2001.













Options Granted in 2001

The following table presents information regarding individual option grants made during 2001 to the Company's Chief Executive Officer.


                        Percent
                        of Total                Potential Realizable Value
            Number of   Options                  at Assumed Annual Rates of
            Securities  Granted To               Stock Price Appreciation
            Underlying  Employees                    For Option Term
             Options    In Fiscal  Exercise    Expiration  ---------
Name	       Granted     Year      Price/Share     Date      5%        10%
-------------------------------------------------------------------------------
Richard G. Hunter
President and CEO
            100,000	  100%	  $1.47	  9/18/06  $239,500  $381,300


(1) All options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant.
(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing $.92 and $2.34, respectively, over the term of the option. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projections of future stock prices.

Options Exercised in 2001 and Year End Option Values
The following table presents information regarding individual exercises of options to purchase the Company's common stock made during 2001 by the Company's Chief Executive Officer.

                            Number of Unexercised        Value of Unexercised
                         Securities Underlying Options    In-The-Money Options
       Shares                      At Year End                 At Year End
     Acquired On   Value         -----------------           ----------------
Name  Exercise  Realized(1) Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------
Richard G. Hunter
	 80,000   $1,600	         --	       100,000	      --	        --
E.W. Ellis
  	 40,000  $98,840	      4,000	          --	      --	        --

(1) Value calculated difference between the fair market value of the Common Shares underlying options and the exercise price of the options at exercise or at the fiscal year end, as appropriate.
(2) The fair market value of the Company's shares of Common Stock was $1.45 on December 31,2001.








CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Nordion

The Company, in September 1990, entered into an agreement with MDS Nordion, the principal shareholder, ("Nordion"), providing for the purchase and sale of irradiation equipment and cobalt-60 necessary to operate its irradiation facility. In order to secure payment of the purchase price, additional loans and future advances by MDS Nordion to the Company, the Company and MDS Nordion executed a Convertible Debenture and Mortgage and Security Agreement, both dated January 15, 1992. The balance of the debt at December 31, 2001 was $963,194 US(the Debt), plus interest accruing to December 31, 2001 in the amount of $158,700, accruing at the rate of Bank of America's prime rate in effect from time to time plus 1%.

On October 22, 1991 the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000in order to meet State of Florida facility permit bonding requirements. In connection therewith the Company agreed to reimburse Nordion for any liability and expense which Nordion may sustain as a result of its commitments to the bond issuer and secured such obligation under a Mortgage and Security Agreement dated October 22, 1991. The bond continues to be in effect.

By agreements dated March 6, 2000, April 17, 2000, May 17, 2000 and November 20, 2000, the Company and MDS Nordion agreed and further confirmed that the Debt, and any future advances, including payment of guarantees or indemnities to third parties made by MDS Nordion to the Company's benefit, shall be convertible at MDS Nordion's option, at any time, into common stock of the Company. The applicable conversion rate is determined based on 70% of The closing price of the Company's shares listed on NASDAQ, on the last trade date prior to the exercise of the conversion right. Further, MDS Nordion's right of conversion of interest accruing on the Debt from February 5, 2000 to January 1, 2003, into shares of the Company, have been waived by MDS Nordion.

On February 4, 2000, in order to simplify and consolidate the existing security interests securing repayment of the (i) Debt and interest. (ii) indemnity and reimbursement obligations arising from guarantees or indemnities provided by MDS Nordion to third parties for the Company's benefit, and (iii) future loans or advances, the Company and MDS Nordion, entered into a new Mortgage and Security agreement. Substantially all of the assets of the Company continue to be pledged as collateral against the obligations of the Company to MDS Nordion.

In addition to cobalt-60 purchased from MDS Nordion, MDS Nordion has stored an additional amount of cobalt-60 at the Company's facility in anticipation of the Company's future needs. At the end of 2001, there were approximately 954,323 curies of cobalt-60 both owned and stored at the Company's facility. Title in and to 327,147 of such curies of cobalt-60 remains the property of MDS Nordion and may be removed by MDS Nordion at any time.


In the past, under the terms of its agreement with Nordion, the Company was under some circumstances prohibited from processing any product other than food and related products. In 2001, MDS Nordion removed this restriction.


SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

	The following table sets forth as of March 29, 2002, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially 5% or more of such Common Stock, (ii) each current director and officer of the Company and (iii) all current directors and officers as a group, together with their percentage holdings at such date. The addresses of all holders of 5% or more of the Common Stock are included in the table.


Name and Address                        Amount and Nature         Percentage
of Beneficial Owner		          of Beneficial Owner	       of Class
-------------------                     -------------------        ---------
MDS Nordion		                            3,968,045(1)             	36%
  447 March Road-Kanata Ontario
  Canada K2K 1X8
Richard G. Hunter		                        100,000	             *
Thomas J. Daw	                                4,356(2)	             *
E. W. (Pete) Ellis	                         24,000(3)            	 *
Frank M. Fraser	                               22,000(4)	             *
David Nicholds		                      3,968,045(1)	           36%
Craig Hunter                                  3,968,045(1)	           36%
All Directors and
   Officers as a group (6 persons)	          4,118,401(5)	           37%

		*	Less than 1%
1) Includes 664,272 shares of Common Stock which are issuable upon conversion of $963,194 of indebtedness owed Nordion by the Company, based on the market price of the Company's shares of Common Stock on December 31, 2001 ($1.45 per share). See Certain Relationships and Related Transactions-Agreements with MDS Nordion. Messrs. Nicholds and Hunter are the designees of Nordion to serve on the Company's Board of Directors, Messrs. Nicholds and Hunter own less than 1% of the Capital Stock of MDS Nordion and they disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire. Approximately 100% of the outstanding shares of Nordion's common stock is owned by MDS Inc., a Canadian Corporation, whose shares are traded on the Toronto Stock Exchange.

2) Includes 4,356 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

3) Includes 4,000 shares underlying options which are currently
      Exercisable Or exercisable within the next sixty (60) days.

4) Includes 9,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

5) Includes shares underlying options which are currently exercisable or exercisable within the next sixty (60) days and shares underlying convertible debt.




Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its executive officers, directors, arid each person who is the beneficial owner of more than 10% of the Common Stock of a company were satisfied except for Mr.E.W. (Pete) Ellis who filed two late Form 4 Reports relating to two transactions.

SOLICITATION COSTS

	The Company will bear the costs of preparing, assembling and mailing he Proxy Statement and the 2001 Annual Report in connection with the Annual Meeting.

SHAREHOLDER PROPOSALS

	Eligible Shareholders who wish to present proposals for action at the 2003 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 2003 for inclusion in next year's Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2003 Annual Meeting.

OTHER MATTERS

	At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

By Order of the Board of Directors

_/s/ Richard G. Hunter
Richard G. Hunter, Ph.D.
President

April 9, 2002
Mulberry, Florida














                        FOOD TECHNOLOGY SERVICE, INC.

                  Annual Meeting of Shareholders May 14, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Richard G. Hunter and Thomas J. Daw, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on March 29, 2002, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at The Club at Eaglebrooke, 1300 Eaglebrooke, Lakeland, Florida 33813, on May 14, 2002, at 9:00 a.m., local time,or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	ELECTION OF DIRECTORS

	Richard G. Hunter, Ph.D.; Thomas J. Daw; Frank M. Fraser; David Nicholds; John T. Sinnott, M.D., F.A.C.P.; and Michael W. Thomas

*FOR ALL NOMINEES LISTED ABOVE	* WITHHOLD AUTHORITY TO VOTE FOR

(except as marked to the contrary below) 	ALL NOMINEES LISTED ABOVE

(Instructions: To withhold authority to vote for any individual nominee, write that Nominee's name on the space provided below.)


2. 	In their discretion, on such other business as may properly come before
 	the meeting.


				PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

(Please Sign and Date on Reverse Side)















				(Continued from other side)



(Please sign, date, and return this proxy card exactly as your name or names
			appear below, whether or not you plan to attend the meeting.)

___ I plan to attend the Annual Meeting. ___I do not plan to attend the Annual
   							  Meeting.

					Date:  		_________________________, 2002

					Signature(s):     _________________________

								_________________________
		                     		Title or Authority (if applicable)

					Please sign your name here exactly as it appears
					hereon.  Joint owners should each sign.  When
					signing as an attorney, executor, administrator,
 					trustee, guardian, corporate officer or other
					similar capacity, so indicate.  If the owner is a
					corporation, an authorized officer should sign for
 					the corporation and state his title.  This
					Proxy shall be deemed valid for all shares held in
					All capacities that they are held by the
					signatory.